EXHIBIT 99




POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS GOLDMAN SACHS ASSET MANAGEMENT, L.P. (the "Company") does hereby make, constitute and appoint each of Sadhiya Raffique, Santosh Vinayagamoorthy, D Guru Prasad, Tobi Amusan, Akash Keshari, Papa Lette, Andrzej Szyszka, Rahail Patel, Taiki Misu, Regina Chan, Mariana Audeves Martinez, Asheesh Bajaj, Abhilasha Bareja, Veronica Mupazviriwo, Sam Prashanth, Ameen Soetan, Abhishek Vishwanathan, Elizabeth Novak and Matthew Pomfret (each, an "attorney-in-fact"), acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, (as amended, the "Act"), with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall take effect on June 27, 2025 and remain in full force and effect until the earlier of (i) June 27, 2026 and (ii) such time that it is revoked in writing; provided that in the event an attorney-in-fact ceases to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates or ceases to perform the function in connection with which he/she was appointed attorney-in-fact prior to such time, this Power of Attorney shall cease to have effect in relation to such Attorney-in-Fact upon such cessation but shall continue in full force and effect in relation to any remaining attorneys-in-fact. The Company has the unrestricted right unilaterally to revoke this Power of Attorney.

This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to rules of conflicts of law.


IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of June 27, 2025.


GOLDMAN SACHS ASSET MANAGEMENT, L.P.



By: /s/  Carey Ziegler
____________________________
Name: Carey Ziegler
Title: Managing Director